UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2018

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01              Completion of Acquisition or Disposition of Assets

On November 6, 2018, ATN International, Inc. (the “Company”), completed its previously announced disposition of its U.S. solar portfolio operated under the Ahana name in Massachusetts, California and New Jersey, to CleanCapital Holdco 4 LLC (“CleanCapital”) pursuant to a Purchase and Sale Agreement dated September 9, 2018 (the “Purchase Agreement”). The transaction had a total value of approximately $122 million. The cash purchase price was $65.4 million, consisting of the base purchase price of $64.2 million and a closing date adjustment of $1.2 million due to preliminary working capital and other closing adjustments.  In addition, CleanCapital has assumed debt of $57.2 million. Approximately $6.5 million of the purchase price will be held in escrow for a period of twelve months after the closing to secure the Company’s indemnification obligations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on September 11, 2018.

Item 7.01              Regulation FD Disclosure.

On November 8, 2018, the Company issued a press release regarding the completion of the disposition. A copy of the press release is furnished herewith as Exhibit 99.2, and hereby incorporated by reference.

Exhibit 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Information

The pro forma financial statements are derived from the historical statements of the Company and give effect to the sale of the Company’s U.S. solar business and the receipt of the net proceeds related thereto as further described in Exhibit 99.1 hereto.  The following unaudited pro forma financial information is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein:

•                  Unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018;

•                  Unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended June 30, 2018 and the year ended December 31, 2017; and

•                  Notes to unaudited pro forma condensed consolidated financial information.

(d)                                 Exhibits

99.1

Unaudited pro forma condensed consolidated balance sheet of the Company as of June 30, 2018, unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended June 30, 2018 and the year ended December 31, 2017 and notes to unaudited pro forma condensed consolidated financial information.

99.2	Press Release of the Company, dated November 8, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: November 08, 2018

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